EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered and effective into as of this 1st day of June, 2001, by and between Vincent Rinehart (the "Employee"), and e-Net Financial.com, Inc., a Nevada corporation, and all of their subsidiaries (the "Company").

                              W I T N E S S E T H:

     The  parties  agree  as  follows:

     1. The Company hereby agrees to employ the Employee to render services to the Company during the Employment Period, as that term is hereinafter defined, as President and CEO of the Company (Chairman, CEO and President of ENet; and Chairman and CEO of American Residential Funding, Inc., BravoRealty.com, Titus Real Estate & Expidoc.com). The Employee agrees to be employed by the Company in such capacity and agrees that throughout the Employment Period he will perform all such duties as shall be necessary for him to perform consistent with his positions or as shall be assigned to him. The Employee further agrees to devote his best efforts to the performance and discharge of his duties and responsibilities. Notwithstanding the foregoing, the Company confirms that Employee shall be involved at the rate of approximately 8 hours per week in the operations of Titus Real Estate, Lavington Financial, and Firstline Companies.

     2. The Company agrees to pay Employee, as full compensation for the services to be rendered by the Employee hereunder, and the Employee agrees to accept as full compensation therefore (except as noted in 2(a)), a salary during the Employment Period at an annualized rate of $275,000.00, subject to an annual increase of 10% commencing Jan. 1, 2002, which compensation shall be payable in arrears in equal monthly installments in accordance with the normal payroll policies of the Company from time to time in effect, subject to withholding for Federal, state and local income taxes, FICA, FUTA and other legally required withholding taxes and contributions. It is agreed that the various subsidiaries are additionally bound by all provisions of this agreement, and shall be fully liable to pay any and all amounts due as noted in this agreement, even in the event any subsidiaries are sold. The company shall also pay employee an auto allowance of $1,200.00 per month plus insurance and gas, as well as other compensation noted below.

          (a) Employee has incurred significant liability as an officer of E-NetFinancial.com and American Residential Funding, Inc., having provided services since April 14, 2000 and April 1, 1997 respectively. These liabilities include personally guarantying $2,000,000 in a Bank Line of credit, personally guarantying $75,000 in a Bank Line of credit, personally guarantying numerous equipment leases, signing as responsible party in over 40 state licensing matters, securing a large loan to Enet with Employees personally owned 1,000,000 shares of Enet, liability to shareholders (and other creditor) actions with significantly inadequate D&O insurance, and the like. In lieu of receiving compensation in cash for this liability, the Board has authorized the payment of stock options as fully described in the attached addendum.

3.     Employment  Period.

          (a) The "Employment Period" hereunder shall commence on the date hereof and shall terminate five (5) years from the date hereof, which is June 1, 2006.

          (b) Notwithstanding paragraph 3(a), the Employment Period, and the Employee's employment hereunder, shall terminate on such earlier date on which any of the following events occurs:

               (ii)  the  death  of  the  Employee,
               (iii)  the  resignation  of  the  Employee,
               (iv) the termination by the Board of the Employee's employment with the Company for disability (as hereinafter defined in (c)), or
               (v) the termination by the Board of the Employee's employment with the Company, upon fifteen (15) days' prior written notice to the Employee hereunder, for cause (as hereafter defined in (d).
               (vi) the termination of Employee's employment with the Company by the Board of an acquiring company that acquired a minimum of 51% the Company, to which Employee shall receive compensation as noted in (e).


          (c) The term "disability," as used herein with respect to the termination of the Employee's employment with the Company, shall mean the Employee's inability to perform effectively the substantial portion of his duties hereunder because of physical or mental disability for a cumulative period of 180 days in any consecutive twelve month period during the Employment Period.

          (d) The term "cause," as used herein with respect to the termination of the Employee's employment with the Company, shall mean any of the following: (i) willful and persistent failure or refusal to perform material, significant and appropriate obligations under this Agreement, with proper written notice having been given and time to make corrections; (ii) the conviction of the Employee for any felony; any other action of the Employee that is reported in the general or trade press or otherwise achieves a general notoriety, involving conduct that is illegal, immoral or scandalous, and that materially reduces the value of the Employee's services and significantly discredits the Employee and the Company's business.

          (e) If the Company (or acquiring company) elects to terminate the Employee, due to merger, acquisition or other business considerations, or for any cause, then the Company shall immediately pay to Employee $500,000 as severance pay, and all stock and options shall be accelerated and immediately vested prior to such acquisition or merger. All assets of the Company and the acquiring company, including cash, clients, customers and all physical assets, shall secure this claim. Employee has full rights under California law to lien and seize any assets of the Company until such obligation is paid in full. Upon full receipt of severance pay and vested securities, the Company shall have no further obligation to Employee.

     4. The compensation provided for hereunder shall be exclusive of and in addition to any benefits which may become available to the Employee, and which shall become available to the Employee, when and as the same becomes available to other employees of the Company according to him and their respective positions under, and pursuant to the terms of, any stock option, pension plan, group life insurance plan, hospitalization plan, medical services plan, disability plan or any other employee benefit plan, program or policy provided by the Company during the Employment Period. In this regard, the Company shall furnish Employee and his family full Blue Cross of California coverage, disability insurance the premium for which shall be payable per quarter and shall also provide term life insurance in the amount of $1,000,000 for benefit of Employee.

     5. The Company agrees to reimburse the Employee for all reasonable travel, entertainment and other expenses which are incurred by the Employee during the Employment Period in connection with the performance of the Employee's duties hereunder, provided that the general scope of such expenses are approved by the Board in advance and such expenses are itemized and presented to the Company in writing in a form then prescribed by the Company in its general policies relating to reimbursement of employee business expenses.

     6. In addition, the Company shall establish various bonus, stock option, stock grant, and profit sharing plans, under which the Company shall be fully liable to Employee in providing and paying the additional compensation as noted.



     7. All notices and other communications hereunder shall be given in writing by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at its respective address set forth below, or at such other address as may from time to time be designated by either party to the other hereunder in accordance with this Section:

     If  to  the  Employee:  16271  Sundancer  Ln.,  Huntington Beach, Ca. 92649

     If  to  the  Company:  3200  Bristol  St.,  Ste. 700, Costa Mesa, Ca  92626

     All such notices and communications hereunder shall be effective and deemed given, if mailed, when delivered, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authorities, and, if delivered by hand, when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been addressed.

     8. This Agreement constitutes the entire agreement of the parties hereto with respect to the Employee's employment by the Company and supersedes and terminates all prior agreements, arrangements and policies between the Employee and the Company, as well as all of it's majority owned subsidiaries, with respect to the subject matter hereof.

     9. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party.

     10. In case any one or more of the provisions of this Agreement should be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of California.

     12. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company's successors and assigns. The rights and obligations of the Employee under this Agreement may only be assigned with the prior written consent of the Company.

     13. This Agreement may not be amended, terminated or superseded except by an agreement in writing, executed by the Company and the Employee.

     14. The Employee hereby acknowledges that, in connection with his review of the terms and conditions of this Agreement, including, without limitation, the undertakings, restrictions and waivers set forth herein, he has had the opportunity to consult with and be represented by his own counsel, who may advise him concerning the execution and delivery of this Agreement by him.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.


                                           E-Net  Financial.com,  Inc.


                                           By: /s/  Scott  Presta
                                           Name:  Scott  Presta
                                           Director



                                           /s/  Vincent  Rinehart
                                           By:     Vincent  Rinehart

                         OPTION NO.   01


      STOCK  OPTION  AGREEMENT

     THIS STOCK OPTION AGREEMENT is made and entered into on June 1 2001, by and between E-net Financial.com, Inc. ("Company"), and Vincent Rinehart, an individual, and officer of the Company (referred to herein as the "Optionee"), with reference to the following recitals of facts:

     WHEREAS, the Company desires to grant the Optionee a stock option ("Option") to purchase shares of common stock of the Company (the "Shares") upon the terms and conditions hereinafter stated; and

NOW, THEREFORE, in consideration of the covenants herein set forth, the parties hereto agree as follows:

     1.     Shares;  Price.  The  Company hereby grants to Optionee the right to
            ---------------
purchase, upon and subject to the terms and conditions herein stated, 2.5 million (2,500,000) Shares for cash (or other consideration acceptable to the Board of Directors of the Company, which shall include a loan to Optionee from the Company) at the closing price of the Shares as of the date of this Agreement, such price being not less than the fair market value per share of the Shares covered by these Options as of the date hereofThese shall vest over the one year period of time during which the Employment Agreement to which this Agreement is an Exhibit is in full force and effect.

     2.     Term  of Option.  This Option shall expire, and all rights hereunder
            ---------------
to purchase the Shares shall terminate five years from the date hereof. This Option shall earlier terminate subject to Paragraphs 5 and 6 hereof .

     3.     Exercise.  This Option shall be exercised by delivery to the Company
            --------
of (a) a written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the purchase price of the Shares covered by the notice (in which the Company shall be obligated to loan Optionee such funds to cover the purchase).

     4.     Termination of Employment or Engagement.  If Optionee shall cease to
            ---------------------------------------
serve as an employee of the Company for any reason, whether voluntarily or involuntarily, other than by the conclusion of the term of Optionee's written employment agreement, then Optionee shall retain all rights set forth herein for vested Options and all non-vested options shall terminate and be of no further force or effect.

     5.     Recapitalization. The number of Shares covered by this Option, shall
            ----------------
not be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been "effected without receipt of consideration by the Company." The exercise price of this Option shall not be adjusted upon such a subdivision or consolidation of the shares. The number of such Shares shall be increased/decreased on a pro rata basis in accordance with any stock split, provided, however, the amount of options shall not be reduced by more than 20% of the amount issued under this option and under no circumstances shall the exercise price of this option be adjusted.

     6. In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, all options granted herein shall immediately vest and be exercisable. Subject to any required action by the stockholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the vesting provisions of Section 3 shall continue to apply.

     7.     Registration  Rights.  The Optionee shall have the right to register
            --------------------
Shares covered by vested options on Form S-8 pursuant to Optionee's Employment Agreement to which this Option is an Exhibit.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         E-Net  Financial.com,  Inc.


                                         By: /s/ Scott  Presta
                                         Name:  Scott  Presta
                                         Director



                                         /s/ Vincent  Rinehart
                                         By: Vincent  Rinehart

Vincent  Rinehart  Employment  Contract
Dated  June  1,  2001

Amendment  to  Stock  Option  Agreement  No.  1
Dated  July  2,  2001

Rinehart and E-Net Financial agree to amend the Stock Option agreement to limit the maximum compensation that may earned by Rinehart upon execution of this agreement.

Therefore, the paragraph below shall become a part of and supercede the Stock Option Agreement relating to these issues; all other terms of the Agreement shall remain the same:

"Upon the options being converted into common stock, the total compensation received by Rinehart shall not exceed either $1,900,000 or 20% of the outstanding number of common shares, fully diluted, whichever is greater. Options shall be vested at the rate of 33 1/3% each year, becoming fully vested on June 1, 2004."


e-Net  Financial.com  Corp.


--------------------------------                 -------------------------------
Scott  Presta,  Director                         Vincent  Rinehart